Strategic Partners Real Estate Securities Fund
Semi-Annual period ending 09/30/03
File No. 811-08565



SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders


Meetings of the Fund's shareholders of Strategic Partners Real Estate Securities Fund were held on July 17, and August 21, 2003. The meetings were held for the following purposes:

(1) To approve the election of ten (10) trustees to the Board of Trustees, as follows:
    o David E.A. Carson
    o Robert E. La Blanc
    o Robert F. Gunia
    o Douglas H. McCorkindale
    o Stephen P. Munn
    o Richard A. Redeker
    o Judy A. Rice
    o Robin B. Smith
    o Stephen Stoneburn
    o Clay T. Whitehead

(2)	To approve amendments to the Fund's Declaration of Trust.


The results of the proxy solicitation on the preceding matters were:

Proposal No. 1 was approved at the July 17th meeting.  The results were:

                                     VOTES         VOTES       VOTES
               MATTER                 FOR         AGAINST     WITHHELD
ABSTENTIONS
        ---------------------    -------------   ----------      --
--
(1)     David E.A. Carson        3,300,174          --         41,993
--
        Robert E. La Blanc       3,306,876          --         35,291
--
        Robert F. Gunia          3,300,967          --         41,200
--
        Douglas H. McCorkindale  3,300,854          --         41,313
--
        Stephen P. Munn          3,300,967          --         41,200
--
        Richard A. Redeker       3,300,967          --         41,200
--
        Judy A. Rice             3,300,438          --         41,729
--
        Robin B. Smith           3,307,968          --         34,199
--
        Stephen Stoneburn        3,300,967          --         41,200
--
        Clay T. Whitehead        3,300,574          --         41,593
--


Proposal No. 2 was approved at the August 21st meeting.  The results were:

                                     VOTES         VOTES       VOTES
               MATTER                 FOR         AGAINST     WITHHELD
ABSTENTIONS

(2)      Amendments                 1,105,683       65,185        --
24,989
        To Declaration




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